Exhibit 99.1

Jaguar Health Receives Additional 180-day Grace Period to Regain Compliance with Nasdaq’s Bid Price Rule

San Francisco, CA (August 19, 2022): Jaguar Health, Inc. (NASDAQ:JAGX) ("Jaguar" or the "Company") today announced that on August 18, 2022 the Company received formal notice that the Listing Qualifications Staff of The Nasdaq Stock Market LLC has granted Jaguar an additional 180-day grace period, through February 13, 2023, to regain compliance with the $1.00 bid price requirement for continued listing on The Nasdaq Capital Market. To evidence compliance, the Company must report a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days on or before February 13, 2023.

"We are pleased to have obtained additional time from Nasdaq to evidence compliance with the bid price requirement," Lisa Conte, Jaguar's president and CEO, said. “Jaguar is focused on two late-stage clinical events in the next approximately 6 to 12 months that we expect to be transformational in terms of value creation and recognition for the Company as we seek to regain compliance with the rule. We anticipate the completion in 2022 of an investigator-initiated proof-of-concept study of crofelemer for short bowel syndrome (SBS), supporting the potential for expanded patient access to crofelemer in Europe in 2023 for this devastating and catastrophic disease. The third-party investigator is targeting the presentation in December 2022 of results from the SBS study at a global GI conference in Dubai. Our second key clinical activity is our Phase 3 pivotal OnTarget trial of crofelemer for our core follow-on indication of prophylaxis of cancer therapy-related diarrhea (CTD). We expect enrollment in this trial to complete in the first half of 2023.”

About Jaguar Health, Jaguar Animal Health, Napo Pharmaceuticals, & Napo Therapeutics

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, including chronic, debilitating diarrhea. Jaguar Animal Health is a tradename of Jaguar Health. Jaguar Health's wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human pharmaceuticals from plants harvested responsibly from rainforest areas. Our crofelemer drug product candidate is the subject of the OnTarget study, an ongoing pivotal Phase 3 clinical trial for prophylaxis of diarrhea in adult cancer patients receiving targeted therapy. Jaguar Health is the majority shareholder of Napo Therapeutics S.p.A. (f/k/a Napo EU S.p.A.), an Italian corporation established by Jaguar Health in Milan, Italy in 2021 that focuses on expanding crofelemer access in Europe.

For more information about Jaguar Health, please visit https://jaguar.health. For more information about Napo Pharmaceuticals, visit www.napopharma.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s expectation that two late-stage clinical events in the next approximately 6 to 12 months may be transformational in terms of value creation and recognition for Jaguar as the Company seeks to regain compliance with the bid price requirement, Jaguar’s expectation that an investigator-initiated proof-of-concept study of crofelemer for SBS will complete in 2022, supporting the potential for expanded patient access to crofelemer in Europe in 2023 for SBS, the Company’s expectation that the third-party investigator for the SBS study will present the study results in December 2022 at a GI conference in Dubai, and Jaguar’s expectation that enrollment in the Company’s OnTarget trial will complete in the first half of 2023. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX